FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

RAMCO-GERSHENSON PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	13-6908486

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

27600 Northwestern Highway, Suite 200, Southfield, Michigan	48304

(Address of Principal Executive Offices)	(Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

     Securities Act registration statement file number to which this form relates: 333-99345

     Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on Which
Title of Each Class to be so Registered	Each Class is to be Registered

9.5% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, Par Value $.01 Per Share	New York Stock Exchange

     Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

SIGNATURE
EXHIBIT INDEX
Description of the Series B Preferred Shares

Item 1. Description of Registrant’s Securities to be Registered.

     The information required by this Item 1 is set forth under the caption “Description of the Series B Preferred Shares” in the Registrant’s prospectus supplement dated November 6, 2002 and under the caption “Description of Preferred Shares” in the Registrant’s prospectus dated September 27, 2002, each as filed with the Commission on November 7, 2002, under Rule 424(b)(5) as a form of prospectus used after the effectiveness of the Registrant’s registration statement on Form S-3 (Registration No. 333-99345), covering the offer and sale of shares of the class of the securities to be registered hereby, which descriptions are incorporated herein by reference.

Item 2. Exhibits

     The exhibits to this registration statement are listed in the Exhibit Index, which appears after the signature page and is incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date:	November 12, 2002	By:	/s/ Dennis Gershenson

		Name:	Dennis Gershenson
		Title:	President/CEO

EXHIBIT INDEX

Exhibit
Number	Description

1	“Description of the Series B Preferred Shares,” pages S-27 through S-32, inclusive, of the Prospectus Supplement, dated November 6, 2002, and “Description of Preferred Shares,” pages 11 to 12, inclusive, of the Prospectus, dated September 27, 2002

4.1	Articles Supplementary for Ramco-Gershenson Properties Trust, Classifying 1,150,000 Preferred Shares of Beneficial Interest as 9.5% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, Liquidation Preference $25.00 Per Share, Par Value $.01 Per Share (incorporated herein by reference to Exhibit 4.1 to Ramco-Gershenson Properties Trust’s Current Report on Form 8-K dated November 12, 2002)

4.2	Form of certificate evidencing 9.5% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, Liquidation Preference $25.00 Per Share, Par Value $.01 Per Share (incorporated herein by reference to Exhibit 4.2 to Ramco-Gershenson Properties Trust’s Current Report on Form 8-K dated November 12, 2002)

4